EXHIBIT 21

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Organized under
Name of Subsidiary	the laws of

Triton Energy Limited	Cayman Islands and Delaware
Amerada Hess Limited	United Kingdom
Hess Oil Virgin Islands Corp.	U.S. Virgin Islands
Amerada Hess Norge A/S	Norway
Hess Energy Trading Company, LLC	Delaware
Amerada Hess (Denmark) ApS	Denmark
Amerada Hess Oil and Gas Holdings, Inc.	Cayman Islands
Amerada Hess (GEA) Limited	Cayman Islands
Amerada Hess Production Gabon	Gabon
Amerada Hess (Thailand) Limited	United Kingdom
Amerada Hess (Brazil) Limited	United Kingdom
Amerada Hess NWE Holdings	United Kingdom
Hess Microgen LLC	Delaware
Tioga Gas Plant, Inc.	Delaware
Hess Mart, Inc.	Delaware
Delta Hess (Azerbaijan) Limited	United Kingdom
Jamestown Insurance Company Limited	Bermuda
Hess Oil St. Lucia Limited	St. Lucia

EXHIBIT 21

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Organized under
Name of Subsidiary	the laws of

Amerada Hess Norge Inc.	Delaware
Amerada Hess Overseas Limited	United Kingdom
Amerada Hess (Malaysia — PM304) Limited	United Kingdom
Amerada Hess (Malaysia — SB302) Limited	Cayman Islands
A.H. Shipping Guaranty Corporation	Delaware
Amerada Hess (Vietnam E&P) Limited	Cayman Islands
Amerada Hess (Scandanavia) ApS	Denmark
Amerada Hess Shipping Corporation	Liberia
Solar Gas Inc.	Nevada
Amerada Hess (Indonesia Jabung) Limited	United Kingdom
Tug New York Company	Delaware
First Tug/Barge Corporation	Delaware
Second Tug/Barge Corporation	Delaware
Third Tug/Barge Corporation	Delaware
Fourth Tug/Barge Corporation	Delaware
Fifth Tug/Barge Corporation	Delaware
Sixth Tug/Barge Corporation	Delaware
Amerada Hess Pipeline Corporation	Delaware

EXHIBIT 21

AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Organized under
Name of Subsidiary	the laws of

Other subsidiaries (names omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary)

Each of the foregoing subsidiaries conducts business under the name listed, and is 100% owned by the Registrant, except for Hess Energy Trading Company, LLC, which is a trading company that is a joint venture between the Registrant and unrelated parties

Name of Affiliate

HOVENSA, LLC (50% owned)	U.S. Virgin Islands

HOVENSA, LLC financial statements are incorporated under Part IV – Item 15 of Registrant’s Form 10-K (Page numbers H-1 through H-14).